Exhibit 23

Consent of Independent Registered Public Accounting Firm

Edison International
Rosemead, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Edison International, as listed below, of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of the Edison 401(k) Savings Plan (the “Plan”) which appear in this Form 11-K for the year ended December 31, 2014.

Registration Form	File No.	Effective Date
Form S-8	333-162989	November 9, 2009

/s/ BDO USA, LLP
Costa Mesa, California
June 26, 2015